EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT WPS RESOURCE CORPORATION

WPS RESOURCES CORPORATION *+

Wisconsin Public Service Corporation+
WPS Leasing, Inc.+
Wisconsin Valley Improvement Company (26.97% ownership)+
Wisconsin River Power Company (50% ownership)+
The Lakes Development Corporation+ (merged into Wisconsin River at close of business December 31, 2002)
WPS Investments, LLC (approximately 73% ownership)+
American Transmission Company LLC (approximately 15% ownership)+
ATC Management Inc. (11.7% ownership)+

WPS Investments, LLC (approximately 4% ownership)+

WPS Nuclear Corporation+
Nuclear Management Company, LLC (20% ownership)+

WPS Visions, Inc.+

Badger Energy Services, LLC (12.50% ownership)+

WPS Resources Capital Corporation+
WPS Energy Services, Inc.+
WPS-ESI Gas Storage, LLC (81.50% ownership)+
WPS Energy Services of Canada Corp. (formed under Canadian law)
WPS Power Development, Inc.+
PDI Stoneman, Inc.+
Mid-American Power, LLC (66-2/3% ownership)**+
WPS Canada Generation, Inc.**+
WPS New England Generation, Inc.**+
PDI Operations, Inc.+
WPS Northern Nevada, LLC (formed under Nevada law)
Mid-American Power Ventures, LLC (75% ownership)+
Neulite Industries of Wisconsin, LLC (50% ownership)+
Renewable Fibers International, LLC (33-1/3% ownership)+
Wisconsin Woodgas LLC+
Wisconsin Energy Operations LLC (49% ownership)+
ECO Coal Pelletization #12 LLC (70% ownership)++
Synfuel Solutions, LLC (33.33% ownership)++
Synfuel Solutions Operating, LLC++
Sunbury Holdings, LLC++
Sunbury Generation, LLC**++
Penfield Collieries, LLC++
WPS Westwood Generation, LLC **++
WPS Empire State, Inc.** (formed under New York law)
WPS Beaver Falls Generation, LLC++
WPS Niagara Generation, LLC++
WPS Syracuse Generation, LLC++ WPS Niagara Properties, Inc.
WPS Syracuse Generation, LLCWPS Niagara Properties, Inc. (formed under New York law)
WPS Syracuse Properties, Inc. (formed under New York law)
Combined Locks Energy Center, LLC**+

Upper Peninsula Power Company+++
WPS Investments, LLC (approximately 23% ownership)+
American Transmission Company LLC (approximately 15% ownership)+
ATC Management, Inc. (3.1% ownership)+

Upper Peninsula Building Development Company+++

Penvest, Inc.+++
Superior Technologies, Inc. (33.33% ownership)+++
Super Com Limited Partnership of Northern Michigan (22.5% ownership)+++

WPSR Capital Trust I++

Brown County C-LEC, LLC (40% ownership)+

*

WPS Resources Corporation is the parent holding company. All affiliated companies listed are 100% owned except as noted otherwise. All affiliates are currently active, with the exception of WPS Beaver Falls Generation, LLC, WPS Niagara Generation, LLC, WPS Syracuse Generation, LLC, WPS Northern Nevada, LLC, Mid-American Power Ventures, LLC and Neulite Industries of Wisconsin, LLC.

**	An exempt wholesale generator.
+	Formed under Wisconsin Law
++	Formed under Delaware Law
+++	Formed under Michigan Law